Exhibit 99.1

Planet 13 Announces Purchase Option for Illinois Dispensary

All dollar figures are stated in United States dollars ($).

Las Vegas, Nevada – August 5, 2022 – Planet 13 Holdings Inc. (CSE: PLTH) (OTCQX: PLNHF) (“Planet 13” or the “Company”), a leading vertically-integrated multi-state cannabis company, announces that Planet 13 has entered into an Option Purchase Agreement that gives Planet 13 the option to purchase 51% of Planet 13 Illinois, LLC (“Planet 13 Illinois”) from Frank Cowan for $866,250 in cash and 1,063,377 common shares of Planet 13 (the “Planet 13 Shares”) valued at $2 million based on a 5-day VWAP. Should Planet 13 exercise the option, the Planet 13 Shares would be subject to a four-month and one day hold period under Canadian securities laws and a minimum of six months following the date of issuance for resales under Rule 144 promulgated under the U.S. Securities Act of 1933 (assuming all other requirements of Rule 144 are satisfied at such time), and following such six month period would be subject to a lock-up whereby 1/12 of the Planet 13 Shares would be released each month thereafter in accordance with a lock up agreement.

The option is exercisable at Planet 13’s discretion for a period of two years, subject to approval from applicable regulators. However, in accordance with regulatory guidance, the option shall not be exercised prior to Planet 13 Illinois obtaining an Adult Use Dispensing Organization License from the State of Illinois. Planet 13 Illinois is currently 51% owned by Frank Cowan and 49% owned by Planet 13.

“We are pleased to enter into this agreement with our partner to give us the option to assume full control of the Illinois dispensary upon receipt of regulatory approvals. Frank Cowan has been a pleasure to work with, and we look forward to continuing that partnership,” said Bob Groesbeck, Co-CEO of Planet 13. “As a limited-license state, Illinois remains a premier cannabis marketplace, and this opportunity creates value for all Planet 13 stakeholders. This is another example of us acquiring a dispensary at a very reasonable price. Our prudent approach to M&A is one of the reasons we have no debt and such a robust balance sheet.”

For more information on Planet 13, visit the investor website.

About Planet 13

Planet 13 (www.planet13holdings.com) is a vertically integrated cannabis company, with award-winning cultivation, production and dispensary operations in Las Vegas and in Orange County, California. Planet 13 also holds a medical marijuana treatment center license in Florida and a 49% interest in Planet 13 Illinois which won a lottery for a Social-Equity Justice Involved dispensing license in the Chicago-region of Illinois. Planet 13's mission is to build a recognizable global brand known for world-class dispensary operations and a creator of innovative cannabis products. Planet 13's shares trade on the Canadian Securities Exchange (CSE) under the symbol PLTH and OTCQX under the symbol PLNHF.

Cautionary Note Regarding Forward-Looking Information

This news release contains "forward-looking information" and "forward-looking statements" (collectively, "forward-looking statements") within the meaning of applicable Canadian and U.S. securities legislation. All statements, other than statements of historical fact, are forward-looking statements and are based on expectations, estimates and projections as at the date of this news release. Any statement that involves discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as "expects", or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "budget", "scheduled", "forecasts", "estimates", "believes" or "intends" or variations of such words and phrases or stating that certain actions, events or results "may" or "could", "would", "might" or "will" be taken to occur or be achieved) are not statements of historical fact and are forward-looking statements. In this news release, forward looking-statements relate to the Company's Illinois adult use dispensary license, regulatory approvals, and the exercise of the option to purchase under the Option Purchase Agreement.

These forward-looking statements are based on reasonable assumptions and estimates of management of the Company at the time such statements were made. Actual future results may differ materially as forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to materially differ from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors, among other things, include: final regulatory and other approvals or consents needed to operate our business; risks associated with COVID-19 and other infectious diseases presenting as major health issues; fluctuations in general macroeconomic conditions; inflationary pressures; fluctuations in securities markets; expectations regarding the size of the cannabis market in the states in which we currently operate in or contemplate future operations and changing consumer habits in such states; the ability of the Company to successfully achieve its business objectives; the ability of the Company to integrate the NGW business and realize any benefits from the acquisition; plans for expansion; political and social uncertainties including international conflict; inability to obtain adequate insurance to cover risks and hazards; and the presence of laws and regulations that may impose restrictions on cultivation, production, distribution and sale of cannabis and cannabis related products in the states in which we currently operate in or contemplate future operations; employee relations and other risks and uncertainties discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission at www.sec.gov and on the Company's issuer profile on SEDAR at www.sedar.com and in the Company’s periodic reports subsequently filed with the U.S. Securities and Exchange Commission and on SEDAR. Although the forward-looking statements contained in this news release are based upon what management of the Company believes, or believed at the time, to be reasonable assumptions, the Company cannot assure shareholders that actual results will be consistent with such forward-looking statements, as there may be other factors that cause results not to be as anticipated, estimated or intended. Readers should not place undue reliance on the forward-looking statements and information contained in this news release. The Company assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

The Company is indirectly involved in the manufacture, possession, use, sale and distribution of cannabis in the recreational and medicinal cannabis marketplace in the United States through licensed subsidiary entities in states that have legalized marijuana operations, however, these activities are currently illegal under United States federal law. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

For further inquiries, please contact:

LodeRock Advisors Inc., Planet 13 Investor Relations

mark.kuindersma@loderockadvisors.com

Robert Groesbeck or Larry Scheffler

Co-Chief Executive Officers

ir@planet13lasvegas.com

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